Exhibit 10.2

EXECUTION

AMENDMENT NO. 1 TO GUARANTY

Amendment No. 1 to Guaranty, dated as of December 14, 2023 (this “Amendment”), between BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago Branch (the “Buyer”) and FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Guarantor”).

RECITALS

The Guarantor is party to that certain Limited Guaranty, dated as of March 3, 2023 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Guaranty”; and as amended by this Amendment, the “Guaranty”), made in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Guaranty.

The Buyer and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Guaranty be amended to reflect certain agreed upon revisions to the terms of the Existing Guaranty.

Accordingly, the Buyer and Guarantor hereby agree in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Guaranty is hereby amended as follows:

SECTION 1. Amendment to the Existing Guaranty. Effective as of the date hereof (the “Amendment Effective Date”), the Existing Guaranty is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the Guaranty as amended and modified by the terms set forth herein.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the Amendment Effective Date, subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and Guarantor;

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. Guarantor hereby represents and warrants to Buyer that it is in compliance with all the terms and provisions set forth in the Guaranty on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing as of the date hereof, and Guarantor hereby confirms and reaffirms the representations and warranties contained in Section 7 of the Guaranty as of the date hereof are true and correct in all material respects, except to the extent such representations relate to a date prior to the date hereof, in which case the representations and warranties are true and correct in all material respects as of such date.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Guaranty shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with E-Sign, UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

BANK OF MONTREAL, as Buyer

By:	/s/ David Schell
Name: David Schell
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Guaranty (FS Credit)

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Guarantor

By:	/s/ Stephen S. Sypherd
Name: Stephen Sypherd
Title: Vice President, Treasurer and Secretary

Signature Page to Amendment No. 1 to Guaranty (FS Credit)

Exhibit A

GUARANTY

(See attached)

Exhibit A

CONFORMED COPY THROUGH AMENDMENT NO. 1

~~EXECUTION~~

LIMITED GUARANTY

LIMITED GUARANTY, dated as of March 3, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, this “Limited Guaranty”), made by FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Guarantor”), in favor of BANK OF MONTREAL, a Canadian Chartered bank acting through its Chicago Branch (the “Buyer”).

RECITALS

Pursuant to the Master Repurchase Agreement, dated as of March 3, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), between FS CREIT Finance BMO-1 LLC (the “Seller”) and Buyer, Buyer has agreed from time to time to enter into Transactions with Seller upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of Buyer to enter into Transactions with Seller under the Repurchase Agreement that Guarantor shall have executed and delivered this Limited Guaranty to Buyer.

Guarantor directly or indirectly owns 100% of the Seller Interests.

Guarantor acknowledges that it will derive substantial direct and indirect benefit from the Transactions between Buyer and Seller under the Repurchase Agreement.

Now, therefore, in consideration of the premises and to induce Buyer to enter into the Repurchase Agreement and engage in Transactions with Seller, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees to guarantee Seller’s obligations under the Repurchase Agreement, as may be amended from time to time.

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b) “Adjusted Tangible Net Worth” shall mean with respect to any Person and its consolidated Subsidiaries on any date, an amount equal to the sum of such person’s Tangible Net Worth plus such person’s Net Available Capital Commitments.

(c) “Cash and Cash Equivalents” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, any of the following: (a) cash (other than Restricted Cash), (b) fully federally insured demand deposits, and (c) securities with maturities of thirty (30) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof.

(d) “Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any guarantees) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below), (b) obligations, including guarantees, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any non-recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.

(e) “EBITDA” shall mean, with respect to any Person and its consolidated Subsidiaries, for any period of four consecutive fiscal quarters ended on the last day of any fiscal quarter of such Person, an amount equal to, without duplication, (a) Net Income (or loss) of such Person, plus (b) the following (but only to the extent actually deducted in calculating such Net Income (or loss)): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, (iv) extraordinary or non-cash non-recurring losses and (v) transaction costs in connection with the Facility Documents, and minus (c) the following (but only to the extent actually added in calculating such Net Income (or loss)): extraordinary or non-cash non-recurring gains; determined, in each case, on a consolidated basis.

(f) “FS Shareholder” shall mean Franklin Square Holdings, L.P., a Pennsylvania limited partnership, together with its successors and permitted assigns.

(g) “Guaranteed Obligations” shall mean all obligations and liabilities of Seller to Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance (including, without limitation, Price Differential accruing after the Repurchase Date for the Transactions and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Seller, whether or not a claim for post filing or post petition interest is allowed in such proceeding), which may arise under, or out of or in connection with the Repurchase Agreement, this Limited Guaranty and any other Facility Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Buyer that are required to be paid by Seller pursuant to the terms of such documents), all “claims” (as defined in Section 101 of the Bankruptcy Code) of Buyer against Seller, or otherwise.

(h) “Interest Expense” shall mean, with respect to any Person and its consolidated Subsidiaries in respect of any period of four consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis without duplication, consolidated interest expense of such Person and its consolidated Subsidiaries, whether paid or accrued, without deduction of consolidated interest income of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP.

(i) “Liquidity” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, an amount equal to the sum of (i) the unrestricted and unencumbered, other than pursuant to the Transaction Documents, Cash and Cash Equivalents (including, without limitation, Cash and Cash Equivalents held by Seller) held by such Person as of such date, (ii) the aggregate amount of all unfunded investor capital commitments of such Person, if any, that are available to be called on without condition (other than customary notice conditions or as otherwise set forth in the subscription or other relevant agreements of such Person) and are not pledged to any other Person or subject to any Lien (other than pursuant to a subscription financing line of credit), net of amounts outstanding under any subscription financing line of credit of such Person or any of its consolidated Subsidiaries and (iii) the aggregate amount of all unfunded lender commitments to such Person, if any, that are available to be called on without condition (other than customary credit facility conditions).

(j) “Maximum Guaranty Amount” shall mean:

(i) other than in connection with a Trigger Event, the sum of (A) the product of (x) twenty-five percent (25%) multiplied by (y) an amount equal to the aggregate outstanding Repurchase Price of the Purchased Assets other than Approved Non-Controlling Participation Interests plus (B) the full Repurchase Price of Purchased Assets that are Approved Non-Controlling Participation Interests; and

(ii) in connection with a Trigger Event, the full amount of the Guaranteed Obligations.

(k) “Net Available Capital Commitments” shall mean, as of any date of determination with respect to Guarantor, calculated, without duplication and determined on an aggregate basis, the amount of any unfunded, unencumbered and uncalled capital commitments in favor of Guarantor and callable as of right by Guarantor pursuant to such other subscription agreements as Purchaser may hereafter approve by notice to Guarantor (such approval not to be unreasonably withheld, conditioned or delayed), but in each case only to the extent that each such capital commitment (a) is from either FS Shareholder or Rialto Shareholder, but only to the extent that each such entity (x) is not subject to an Act of Insolvency, and (y) has not previously failed to fund any other capital call under a partnership agreement, subscription agreement or another similar agreement, (b) is payable in cash, and (c) is readily available to be called by Guarantor without condition from time to time other than customary notice and similar administrative conditions.

(l) “Net Income” shall mean, with respect to any Person and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ended on the last day of any fiscal quarter of such Person, the sum of all the net income of such Person and its consolidated Subsidiaries determined in accordance with GAAP and in each case, determined on a consolidated basis without duplication.

(m) “Net Worth” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, all amounts that would be included under capital or Shareholder’s Equity (or any like caption) on a consolidated balance sheet of such Person and its consolidated Subsidiaries pursuant to GAAP.

(n) “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified of 17 CFR Parts 228, 229 and 249).

(o) “Restricted Cash” shall mean with respect to any Person and its consolidated Subsidiaries on any date, any amount of cash of such Person and its consolidated Subsidiaries that is either encumbered with a prior lien or claim or is contractually required to be set aside, segregated or otherwise reserved.

(p) “Rialto Shareholder” shall mean Rialto Investments, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

(q) “Tangible Net Worth” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, the Net Worth of such Person and its consolidated Subsidiaries, minus (a) to the extent already included in the calculation of Tangible Net Worth, amounts owing to such Person or any of its consolidated Subsidiaries from any affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Subsidiary or Affiliate thereof, (b) intangible assets as determined in accordance with GAAP, and (c) prepaid taxes and/or expenses, all on or as of such date and all determined, in each case, on a consolidated basis without duplication.

(r) “Total Indebtedness” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, without duplication, all amounts of consolidated Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet), plus the proportionate share of all Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Subsidiaries and minority interests of such Person, on or as of such date.

(s) “Trigger Event” shall mean the occurrence of any of the following events: (a) there is any material fraud, intentional misrepresentation of a material fact or intentional omission of a material fact on the part of Guarantor, Seller or any of their respective Affiliates in connection with any of the Facility Documents or the Guaranteed Obligations, (b) the willful misconduct by or on behalf of Guarantor, Seller or any of their respective Affiliates in connection with any of the Facility Documents, (c) there is any misappropriation, intentional misapplication or intentional conversion by Guarantor, Seller or any of its officers, employees or Affiliates of any Income received with respect to the Purchased Assets in violation of the Facility Documents, (d) with respect to Guarantor, Pledgor or Seller, (i) a voluntary Insolvency Event occurs, or (ii) any involuntary Insolvency Event occurs which is solicited by, consented to, acquiesced in, joined in or made in collusion with Guarantor, Pledgor or Seller, excluding an involuntary Insolvency Event commenced by Buyer, or (iii) Guarantor, Pledgor or Seller shall seek, in writing, (or shall take an affirmative written action to consent to) substantive consolidation of Seller with any Person in connection with an Insolvency Event and such substantive consolidation occurs as a result thereof, (e) Seller has breached the covenant set forth in Section 13(t) of the Repurchase Agreement (Seller Separateness) and such breach results in Seller being substantively consolidated with Guarantor or (f) there is any seizure or forfeiture of any Purchased Asset or Seller Interest, or a substantial portion thereof, or Guarantor’s, Pledgor’s or Seller’s interest therein, as a result of any criminal wrongdoing on the part of Guarantor, Pledgor or Seller or any of their respective officers, employees or Affiliates.

(t) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Limited Guaranty shall refer to this Limited Guaranty as a whole and not to any particular provision of this Limited Guaranty, and section and paragraph references are to this Limited Guaranty unless otherwise specified.

(u) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) Guarantor hereby, unconditionally and irrevocably, guarantees to Buyer and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in an amount not to exceed the applicable Maximum Guaranty Amount.

(b) Guarantor further agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of counsel) which are actually paid or actually incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Limited Guaranty. This Limited Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement or (ii) the Guaranteed Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

(c) No payment or payments made by Seller, Guarantor, any other guarantor or any other Person or received or collected by Buyer from Seller, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by Guarantor in respect of the Guaranteed Obligations or payments received or collected from Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full and the Repurchase Agreement is terminated.

3. Right of Set-off. If an Event of Default occurs and is continuing, Guarantor hereby irrevocably authorizes Buyer at any time and from time to time without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all monies and other property of Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any affiliate thereof to or for the credit or the account of Guarantor, or any part thereof in such amounts as Buyer may elect, against and on account of the obligations and liabilities of Guarantor to Buyer hereunder and claims of every nature and description of Buyer against Guarantor, in any currency, arising hereunder as Buyer may elect, whether or not Buyer has made any demand for payment and although such obligations and liabilities and claims may be contingent or unmatured (provided that such monies and other property are not for safekeeping, custody, pledge, escrow, transmission, collection and in each case held on behalf of a third-party and not for the benefit of Guarantor). Buyer shall notify Guarantor in writing promptly of any such set-off and the application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Buyer may have.

4. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Buyer, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against Seller or any other guarantor or any collateral security or guarantee or right of offset held by Buyer for the payment of the Guaranteed Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Seller or any other guarantor in respect of payments made by Guarantor hereunder, until all amounts owing to Buyer by Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. Guarantor hereby subordinates all of its subrogation rights against Seller to the full payment of Obligations due Buyer under the Repurchase Agreement for a period of ninety-one (91) days following the final payment of the last of all of the Obligations under the Facility Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Buyer may determine.

5. Amendments, Etc. with Respect to the Guaranteed Obligations; Waiver of Rights. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and the Repurchase Agreement, and the other Facility Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Limited Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Guaranty Absolute and Unconditional.

(a) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Buyer upon this Limited Guaranty or acceptance of this Limited Guaranty, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Limited Guaranty; and all dealings between Seller and Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty.

(b) Except as otherwise expressly provided herein or in the Facility Documents, Guarantor hereby expressly waives all set-offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Limited Guaranty, notices of sale, notice of default or nonpayment to or upon Seller or Guarantor, surrender or other handling or disposition of assets subject to the Repurchase Agreement, any requirement that Buyer exhaust any right, power or remedy or take any action against Seller or against any assets subject to the Repurchase Agreement, and other formalities of any kind.

(c) Guarantor understands and agrees that this Limited Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations, Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller from the Obligations, or of Guarantor from this Limited Guaranty, in bankruptcy or in any other instance.

(d) When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against Seller or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor.

(e) This Limited Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under this Limited Guaranty shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

(f) Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

7. Representations and Warranties. Guarantor represents and warrants to Buyer that as of the Effective Date and on each Purchase Date for any Transaction:

(a) Organization, Etc. Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Guarantor (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under the Facility Documents.

(b) Authorization, Compliance, Approvals. The execution and delivery of, and the performance by Guarantor of its obligations under, the Facility Documents to which it is a party (a) are within Guarantor’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which Guarantor or any of its Subsidiaries is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Facility Document, result in the creation or imposition of any Lien (except for any Liens created pursuant to the Facility Documents) upon any of the property or assets of Guarantor or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. Except as expressly required pursuant to the Facility Documents, Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Facility Documents to which it is a party.

(c) Enforceability. This Limited Guaranty and all of the other Facility Documents executed and delivered by Guarantor in connection herewith are legal, valid and binding obligations of Guarantor and are enforceable against Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity.

(d) Ability to Perform. Guarantor does not believe, nor does Guarantor have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(e) [Reserved].

(f) [Reserved].

(g) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the best of Guarantor’s knowledge, threatened) or other legal or arbitrable proceedings affecting Guarantor or affecting any of the Repurchase Assets or any of the other properties of Guarantor before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Facility Documents or any material action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than the Litigation/Judgment Threshold or (iii) individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

(h) Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Limited Guaranty or performance hereof and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information (other than financial statements) furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Guaranty and the other Facility Documents and the transactions contemplated hereby and thereby including without limitation, the information set forth in the related Asset Schedule, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. All financial statements furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Limited Guaranty and the other Facility Documents will fairly reflect in all material respects in accordance with GAAP the financial condition and results of operations of the relevant person for the relevant period subject, in the case of unaudited financial information, to normal year-end adjustments and the absence of footnotes. There is no fact known to Guarantor after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(i) Investment Company. Guarantor is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) No Reliance. Guarantor has made its own independent decisions to enter into the Facility Documents as it has deemed necessary. Guarantor is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(k) Solvency. Guarantor is solvent and, after giving effect to this Guaranty and the other Facility Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its respective business and perform its respective obligations. Guarantor does not intend to incur, nor does Guarantor believe that it has incurred, debts beyond its ability to pay such debts as they mature.

(l) ERISA.

(i) During the immediately preceding five (5) year period, each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, Guarantor and any ERISA Affiliate thereof has complied with its minimum funding requirements with respect to each Plan and Multiemployer Plan and no Event of ERISA Termination has occurred resulting in any liability other than as would not reasonably be expected to have a Material Adverse Effect.

(ii) Guarantor is not currently or reasonably expects to be subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

(iii) None of Guarantor or any Subsidiaries or any ERISA Affiliate thereof has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(iv) The execution and delivery of, and performance under, the Facility Documents (including, without limitation, the Buyer’s exercise of its rights and remedies under the Facility Documents) will not constitute or otherwise result in a nonexempt “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code).

(m) Taxes. Guarantor has timely filed all income and all other material tax returns that are required to be filed by it and has timely paid all income and all other material Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens on Guarantor’s Property for Taxes, except for statutory Liens for Taxes not yet due and payable.

(n) Plan Assets. Guarantor is not an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and Guarantor is not acting on behalf of any of the foregoing. Guarantor is not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA.

(o) Anti-Money Laundering Laws. Guarantor and each Subsidiary of Guarantor is in compliance with all Anti-Money Laundering Laws including: (i) all applicable requirements of the Bank Secrecy Act, as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such Anti-Money Laundering Laws is pending or threatened to the knowledge of Guarantor and each Subsidiary of Guarantor.

(p) Sanctions. Guarantor and each Subsidiary of Guarantor is in compliance in all material respects with all Sanctions as administered by OFAC and the U.S. State Department. None of Guarantor nor any Subsidiary of Guarantor (i) is a Person on the SDN List, (ii) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (iii) is a Person organized or resident in a Sanctioned Country, or (iv) is owned 25% or more in the aggregate or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, one or more Persons on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Limited Guaranty or any other Facility Document would be prohibited by U.S. law. Guarantor and each Subsidiary of Guarantor has instituted and will continue to maintain policies and procedures designed to ensure compliance by Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(q) Anti-Corruption Laws. Guarantor and each Subsidiary of Guarantor is in compliance in all material respects with all applicable anti-corruption laws, including the FCPA and Anti-Corruption Laws. None of Guarantor nor any Subsidiary of Guarantor, nor to the knowledge of Guarantor, any director, officer, agent, employee, or other person acting on behalf of Guarantor or any Subsidiary of Guarantor, has taken any action, directly or indirectly, that would result in a violation of applicable Anti-Corruption Laws.

(r) Real Estate Investment Trust. Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

8. Covenants. On and as of the date of this Limited Guaranty and at all times until this Limited Guaranty is no longer in force, Guarantor covenants as follows:

(a) Preservation of Existence; Compliance with Law. Guarantor shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business; (ii) comply with any applicable Requirement of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all Environmental Laws); (iii) maintain all licenses, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business in accordance with any applicable Requirement of Law except where the failure to do so would not have a Material Adverse Effect; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b) [Reserved].

(c) True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of Guarantor or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Guarantor (as modified or supplemented by other information so furnished), when taken as a whole, will be true and complete in all material respects and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading in any material respects or (in the case of projections) based on reasonable estimates, or the date as of which such information is stated or certified.

(d) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of Guarantor or any ERISA Affiliate thereof or any combination of such entities in excess of the Litigation/Judgment Threshold, Guarantor shall give Buyer a written notice specifying the nature thereof, what action Guarantor or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, Guarantor shall furnish to Buyer copies of (i) all notices received by Guarantor or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Guarantor or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of the Litigation/Judgment Threshold; and (iii) all funding waiver requests filed by Guarantor or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than the Litigation/Judgment Threshold, and all communications received by Guarantor or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(e) Taxes. Guarantor shall timely file all tax returns (if any) that are required to be filed by it and shall timely pay all federal Taxes and all other material Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(f) Illegal Activities. Guarantor shall not engage in any conduct or activity that is reasonably likely to result in forfeiture or seizure of a material portion of its assets by a Governmental Authority.

(g) Limitation on Dividends and Distributions. Following the occurrence and during the continuance of an Event of Default, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Guarantor, either directly or indirectly, whether in cash or property or in obligations of Guarantor’s consolidated Subsidiaries. Notwithstanding anything to the contrary herein or in any other Facility Document, Guarantor shall be permitted at all times to make Permitted REIT Distributions.

(h) Most Favored Status. Should Guarantor or any of Guarantor’s Subsidiaries thereof enter into a guaranty of a repurchase agreement for the financing of commercial mortgage loans or participations therein with any Person (other than Buyer or an Affiliate of Buyer) which by such guaranty’s terms provides more favorable financial covenants covering the same or similar subject matter set forth in Section 8(i) hereof (a “More Favorable Agreement”), the financial covenants noted below shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement. Guarantor further agrees to execute and deliver amendments to this Limited Guaranty evidencing such provisions, as may reasonably be required by Guarantor to give effect to such favorable terms, provided that the execution of such amendment shall not be a precondition to the effectiveness of such more favorable terms, but shall merely be for the convenience of the parties hereto. Guarantor shall, subject to any applicable confidentiality agreements, promptly deliver to Buyer a true, correct and complete copy of such More Favorable Agreement. In no event shall this Section 8(h) extend to (A) any credit facility or other financing arrangement or other financing arrangement entered into by Guarantor or Pledgor (and under which Guarantor or Pledgor is a borrower or issuer, as the case may be), nor (B) any broadly syndicated commercial real estate collateralized loan obligation transaction under which Guarantor or any of Guarantor’s Subsidiaries are party, nor (C) in the case of any transaction described in the foregoing clauses (A) or (B), any covenants thereunder.

(i) Financial Condition Covenants. Guarantor shall comply with the following financial covenants:

(A) Adjusted Tangible Net Worth. Guarantor shall not permit its Adjusted Tangible Net Worth at any time to be less than an amount equal to seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor from and after its date of formation, plus an amount equal to seventy-five percent (75%) of the Net Available Capital Commitments, minus seventy-five percent (75%) of the amounts expended for equity redemptions or repurchases by Guarantor from and after its date of formation.

(B) EBITDA to Interest Expense Ratio. As of the end of ~~each~~(i) the fiscal quarter ~~of Guarantor~~ ending December 31, 2023, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense shall not at any time be less than 1.50 to 1.00 (ii) the fiscal quarters of Guarantor ending on March 31, 2024 and June 30, 2024, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense shall not at any time be less than 1.30 to 1.00 and (iii) each fiscal quarter thereafter, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense shall not at any time be less than 1.40 to 1.00, in each case, calculated on a trailing four-quarter basis.

(C) Maximum Debt to Equity Ratio. Guarantor shall not at any time permit the ratio of its Total Indebtedness to its Tangible Net Worth to be greater than 3.50 to 1.00 at any time.

(D) Minimum Liquidity. On and after the Effective Date, Guarantor shall not permit its Liquidity at any time to be less than the greater of (x) Fifteen Million and NO/100 Dollars ($15,000,000.00) and (y) 5% of the aggregate outstanding Purchase Price of all Purchased Assets.

(j) Sanctions. Guarantor and each Subsidiary of Guarantor shall be in compliance in all material respects with all Sanctions as defined in Section 12(v) of the Repurchase Agreement. Guarantor and any Subsidiary of Guarantor shall ensure that it remains a Person who is not (i) on the SDN List (ii) otherwise the target of U.S. economic sanctions, (iii) organized or resident in a Sanctioned Country, or (iv) owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Limited Guaranty or any other Facility Document would be prohibited by U.S. law. Guarantor and each Subsidiary of Guarantor will continue to maintain policies and procedures designed to ensure compliance by Guarantor its Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(k) Anti-Money Laundering Laws. Guarantor and each Subsidiary of Guarantor shall be in compliance with all Anti-Money Laundering Laws including: (i) the Bank Secrecy Act, (ii) the Trading with the Enemy Act, (iii) any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. Guarantor and each Subsidiary of Guarantor shall ensure that no action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such Anti-Money Laundering Laws be pending or threatened to the knowledge of Guarantor and each Subsidiary of Guarantor.

9. Reinstatement. The Guaranteed Obligations under this Limited Guaranty, and this Limited Guaranty, shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations or Guaranteed Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

10. Payments. Guarantor hereby guarantees that payments hereunder will be paid to Buyer without set-off or counterclaim in Dollars.

11. Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, Guarantor agrees that, as between Guarantor and Buyer, the Guaranteed Obligations may be declared to be due for purposes of this Limited Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller and that, in the event of any such declaration (or attempted declaration), such Guaranteed Obligations shall forthwith become due by Guarantor for purposes of this Limited Guaranty.

12. Waiver of Rights. Guarantor hereby waives: (i) notice of or proof of reliance by Buyer upon this Limited Guaranty or acceptance of this Limited Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Limited Guaranty, and all dealings between Seller and Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty; (ii) except as otherwise expressly provided herein or in the Facility Documents, diligence, presentment, protest, all demands whatsoever, and notice of default or nonpayment with respect to the Guaranteed Obligations; (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of Seller; and (iv) any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver), failure by Buyer to perfect a security interest in any collateral securing performance of any Obligation, Guaranteed Obligation or to realize the value of any collateral or other assets which may be available to satisfy any Guaranteed Obligation and any delay by Buyer in exercising any of its rights hereunder or against Seller.

13. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Limited Guaranty) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Repurchase Agreement, or, with respect to Guarantor, at the “Address for Notices” specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14. Severability. Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Integration. This Limited Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Limited Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that any provision of this Limited Guaranty binding on Guarantor may be waived by Buyer.

(b) Buyer shall not by any act (except by a written instrument pursuant to this Section 16), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The section headings used in this Limited Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Assigns. This Limited Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Buyer and its successors and assigns. This Limited Guaranty may not be assigned by Guarantor without the express written consent of Buyer.

19. GOVERNING LAW. THIS LIMITED GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

20. SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LIMITED GUARANTY AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND

(c) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21. Intent. The parties intend that (i) this Limited Guaranty as it relates to the Repurchase Agreement constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Repurchase Agreement and Transactions thereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, (ii) this Limited Guaranty is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a) and (iii) each of Buyer’s rights, specifically, the termination, liquidation or acceleration or offset of net termination values, payment amounts or other transfer obligations arising under or in connection with this Limited Guaranty is, in each case, a contractual right as such term is used in Sections 101(38A)(A), 555, 559 and 561 of the Bankruptcy Code.

22. Repurchase Agreement Provisions. Sections 14(a) (Notice of Proceedings or Adverse Change), 14(b) (Financial Reporting) 23 (Assignability) and 32 (Confidentiality) of the Repurchase Agreement are hereby incorporated by reference as if each such section was specifically set forth herein and are agreed to by Guarantor.

23. Acknowledgments. Guarantor hereby acknowledges that:

(a) Guarantor has been advised by counsel in the negotiation, execution and delivery of this Limited Guaranty and the other Facility Documents;

(b) Buyer does not have any fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and

(c) No joint venture exists between Buyer and Guarantor or among Buyer, Seller and Guarantor.

24. Authorizations. Any of the persons whose signatures and titles appear on Schedule 1 hereto are authorized, acting singly, to act for Guarantor to the extent set forth therein, as the case may be, under this Limited Guaranty. Guarantor may amend Schedule 1 from time to time by delivering a revised Schedule 1 to Buyer and expressly stating that such revised Schedule 1 shall replace the existing Schedule 1.

25. Counterparts. This Limited Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Limited Guaranty by signing any such counterpart. Counterparts may be delivered electronically. The parties agree that this Limited Guaranty, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Limited Guaranty may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Limited Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Guarantor

By:
Name: Edward T. Gallivan
Title: Chief Financial Officer

Address for Notices:

FS Credit Real Estate Income Trust, Inc.

201 Rouse Blvd.

Philadelphia, Pennsylvania 19112

Attention: Chief Financial Officer

Telephone No: (215) 495-1150

Email: credit.notices@fsinvestments.com;

FSCREIT_TEAM@fsinvestments.com

Signature Page to Limited Guaranty

SCHEDULE 1

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Limited Guaranty:

NAME	TITLE	SIGNATURE

Edward T. Gallivan	Chief Financial Officer

Schedule 1 – Authorized Representatives

EXHIBIT A

COMPLIANCE CERTIFICATE

I,                                 , do hereby certify that I am the [duly elected, qualified and authorized] [title/office] of FS CREDIT REAL ESTATE INCOME TRUST, INC. (“Guarantor”). This Certificate is delivered to you in connection with the Master Repurchase Agreement dated as of March 3, 2023, between FS CREIT FINANCE BMO-1 LLC (“Seller”) and BANK OF MONTREAL (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. Capitalized terms shall have the meaning set forth in the Agreement.

I hereby certify, solely in my capacity as an officer of Guarantor, that (i) as of the date of the financial statements attached hereto, Guarantor is in compliance with all the terms of the Agreement and (ii) without limiting the generality of the foregoing:

Adjusted Tangible Net Worth. Guarantor has not permitted its Adjusted Tangible Net Worth at any time to be less than an amount equal to seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor from and after its date of formation, plus an amount equal to seventy-five percent (75%) of the Net Available Capital Commitments, minus seventy-five percent (75%) of the amounts expended for equity redemptions or repurchases by Guarantor from and after its date of formation. A calculation of Guarantor’s Adjusted Tangible Net Worth as of the last day of the most recently ended fiscal quarter is set forth on Schedule 1.

EBITDA to Interest Expense Ratio. As of the end of (i) the ~~most recently ended~~ fiscal quarter ~~of Guarantor~~ ending December 31, 2023, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense ~~was~~has not at any time been less than 1.50 to 1.00 (ii) the fiscal quarters of Guarantor ending on March 31, 2024 and June 30, 2024, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense has not at any time been less than 1.30 to 1.00 and (iii) each fiscal quarter thereafter, the ratio of Guarantor’s EBITDA to Guarantor’s Interest Expense has not at any time been less than 1.40 to 1.00, in each case, calculated on a trailing four-quarter basis. A calculation of Guarantor’s EBITDA to Interest Expense ratio as of the last day of the most recently ended fiscal quarter is set forth on Schedule 1.

Maximum Debt to Equity Ratio. Guarantor has not permitted the ratio of its Total Indebtedness to its Tangible Net Worth to be greater than 3.50 to 1.00 at any time. A calculation of Guarantor’s Maximum Debt to Equity ratio as of the last day of the most recently ended fiscal quarter is set forth on Schedule 1.

Exhibit A-1

Minimum Liquidity. On and after the Effective Date, Guarantor has not permitted its Liquidity at any time to be less than the greater of (x) Fifteen Million and NO/100 Dollars ($15,000,000.00) and (y) 5% of the aggregate outstanding Purchase Price of all Purchased Assets. A calculation of Guarantor’s Liquidity as of the last day of the most recently ended fiscal quarter is set forth on Schedule 1.

REIT Distribution. Permitted REIT Distributions made by Seller and Guarantor are set forth on Schedule 1.

Financial Statements. The financial statements attached hereto as Schedule 2 fairly present in all material respects the financial condition and results of operations of Guarantor and its consolidated Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, the period indicated thereon (subject in the case of unaudited quarterly financial statements to normal year-end adjustments and absence of footnotes).

Exhibit A-2

IN WITNESS WHEREOF, I have set my hand this         day of             20__.

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Guarantor

By:
Name:
Title:

Exhibit A-3

SCHEDULE 1 TO

OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS

As of the quarter ended [DATE]

Exhibit A-4

SCHEDULE 2 TO

OFFICER’S COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

Exhibit A-5